EXHIBIT 23.01


                       INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the March 31, 2001 Form 10-QSB of our review report dated April 27, 2001 (except for Note 12, as to which the date is November 16, 2001) accompanying the financial statements and schedules.


/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, KS


December 26, 2001